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EXHIBIT 10.10
                                SOFTWARE LICENSE

         This Software License and Services Agreement (hereinafter "Agreement") is entered into as of December 6, 1999 by and between OneWeb Systems, Inc. (hereinafter, "OWS"), a Georgia corporation, having its principal place of business at 6195 Barfield Road, Suite 170, Atlanta, GA 30328, and GlobaleTutor (hereinafter "Licensee"), having its principal place of business at 3340 Peachtree Road N.E., Suite 1800, Atlanta, GA 30326.

W I T N E S S E T H:

         WHEREAS, OWS has created the OneWeb software development platform and the family of products created with the OneWeb software development platform, specifically the OneWeb Advantage application server (hereinafter "Software") to manage internet based information and services that Licensee wishes to utilize as part of an internet/intranet/extranet or TCP/IP based business solution; and

         WHEREAS, Licensee wishes to obtain a license for the Software and any custom configurations or custom development (hereinafter "Modifications"), including original designs, artwork and/or engineering specific to the Licensee, (hereinafter collectively called "Products") for use as part of the internet/intranet/extranet or TCP/IP based business solution;

         NOW THEREFORE, for and in consideration of the above premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. GRANT OF LICENSE. OWS grants to Licensee a perpetual, non-exclusive, non-transferable application-based license to use the Products (in executable, compiled code) for a single application on a single server PC, subject to earlier termination as provided in paragraph 8 hereof. The Product may only be used as described in this Agreement.

         2. CUSTOM MODIFICATIONS. OWS will develop the Modifications as outlined in EXHIBIT A. Licensee acknowledges that OWS shall own all right, title and interest in and to, and all proprietary rights in, the Modifications which are licensed to Licensee pursuant to paragraph 1 hereof. Notwithstanding the foregoing, Licensee shall own that portion of the final executable/compiled code of the Modifications which are specific to Licensee's business.

         3. DELIVERY OF PRODUCTS. Upon completion of the Modifications, OWS will provide a copy of the Products to the Licensee along with related documentation as specified in the scope of work and applicable user manuals (collectively, "Documents").

         4. COMPENSATION.

                  (a) PAYMENT. As full payment to OWS, Licensee will pay to OWS the fees set forth. All payments are due within thirty (30) days of invoice date.

                  (b) LATE PAYMENTS. Licensee agrees to pay a late payment charge at the rate of 1 1/2% per month or the maximum late payment charge permitted by law, whichever is less, on any unpaid amount for each calendar month (or fraction thereof) that such payment is in default.


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                  (c) TAXES. The fees listed or referenced in this Agreement do not include taxes. If OWS is required to pay or collect any sales, use, property, value-added, duty or other similar federal, country, state or local taxes based on the licenses granted or the services to be provided pursuant to this Agreement or on the use of Products or Documents by Licensee, then such taxes shall be billed to and paid by Licensee. This provision shall not apply to taxes based on OWS's income.

         5.       PROTECTION OF PROPRIETARY RIGHTS.

                  (a) OWNERSHIP. The Products are and shall remain the property of OWS. Licensee acknowledges that it has no right to use, distribute, assign, sublicense or resell any of the Products except as herein specifically provided.

                  (b) PRODUCT REVERSE ENGINEERING. Licensee shall not reverse engineer, disassemble, or reverse compile the Products, in whole or in part, or otherwise derive any source code therefrom.

                  (c) TRADEMARKS AND TRADE NAMES. Licensee recognizes that the marks "OneWeb", "OneWeb Advantage" and "OneWeb Backdoor" are trademarks owned solely and exclusively by OWS. Licensee recognizes the value of these marks to OWS and the good will and reputation associated with the marks.

         6. SUPPORT. OWS will provide Technical Support to Licensee's designated and trained administrative personnel during OWS's then standard published support hours and in accordance with the then current fee schedule. Routine training questions and questions related to how to use the Products will not be provided as a part of the Technical Support but will be provided for as training in accordance with the fee schedule provided in EXHIBIT B.

         7. UPGRADES AND ENHANCEMENTS. OWS may from time to time release corrections, modifications, upgrades and enhancements of the Software and related documentation. OWS will make these releases available to the Licensee as they are generally made available to OWS's other customers if the Licensee at the time of the release has contracted for such maintenance. Such releases will be provided "AS IS" without any warranty except as provided in paragraphs10. The provisions of Paragraph 4 will govern the compensation for such maintenance.

         8.       TERMINATION.

                  (a) TERMINATION BY OWS. OWS may terminate the license granted herein:

                           (i) If for any reason Licensee does not make any payment when due as provided for in EXHIBIT B and such default continues for ten (10) days after receipt of written notice of such default; or

                           (ii) If the Licensee fails to comply with any of the other material terms or conditions of this Agreement or of its obligations herein and such default continues for thirty (30) days after receipt of written notice of such default.

                  (b) TERMINATION BY LICENSEE. In addition, Licensee may terminate this Agreement at any time after delivery of the Products upon the breach of any of the material terms and conditions by OWS and such default continues for thirty (30) days after receipt of written notice of default. In which


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event, Licensee shall pay OWS all Services Fees performed up to termination and the total of all License Fees included in EXHIBIT B.

                  (c) EFFECT OF TERMINATION. If for any reason this Agreement is terminated, the termination does not relieve the Licensee of the responsibility to pay any outstanding payments due at the time of termination. If this Agreement is terminated, the Licensee will immediately stop using the Products, destroy all copies of the Products and will certify to OWS in writing that no copies of the Products are still in use or in the possession or control of the Licensee.

         9. CONFIDENTIALITY. Licensee acknowledges that the Products contain valuable trade secrets and other proprietary property and confidential information of OWS. Each party acknowledges that all proprietary property and confidential marketing, financial and business information of the other party (hereinafter "Owner") made available to the other party (hereinafter "Recipient") may represent proprietary property and/or confidential information of the Owner that constitutes valuable commercial assets of the Owner. Recipient agrees to hold in confidence all such proprietary property and confidential information of the Owner provided pursuant to this Agreement and Recipient further agrees that it shall not disclose same to any third party for any reason without the prior written consent of the Owner or use it except as herein permitted.

         The Recipient shall take reasonable security precautions to prevent the unauthorized use and disclosure of the confidential information and proprietary property of the Owner to any person or entity and shall use not less than the same degree of care to avoid unauthorized use and disclosure of such information and property as Recipient employs with respect to its own proprietary property and confidential information of like importance, which shall not be less than what a prudent business person would employ to safeguard its own proprietary property and confidential information of like importance from unauthorized use and disclosure.

                  10. AUTHORITY AND TITLE.

                  (a) WARRANTY OF TITLE. OWS does hereby represent and warrant to and covenant with Licensee that:

                           (i) OWS owns all right, title and interest in and to the Products or has obtained all necessary rights to grant the rights granted herein to Licensee;

                           (ii) the Products as delivered by OWS infringes no patent, copyright, trademarks, or trade secrets of any other party enforceable in the United States; and

                           (iii) OWS has full power and authority to enter into this Agreement and to grant the license herein granted.

                  (b) INDEMNIFICATION. OWS shall indemnify , defend and hold harmless Licensee and its officers, directors, shareholders, agents and employees from and against any claim, demand, liability, loss, and reasonable costs and expenses including, but not limited to, attorney's fees, incurred by such indemnified party as a result of a breach of the foregoing warranties and covenants, provided that:

                           (i) Licensee promptly notifies OWS in writing of any such claim;


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                           (ii)     Licensee permits OWS to control the defense
                                    and settlement of the claim; and,

                           (iii)    Licensee provides to OWS reasonable
                                    assistance in defending and settling any such claim. Reasonable out-of-pocket expenses incurred by Licensee in providing such assistance will be reimbursed by OWS.

                           (iv) Licensee may, at its own cost, participate in the defense and settlement of any such claim using counsel selected by Licensee.

                  (c) NO LIABILITY. OWS shall have no liability for any claim of infringement based on:

                           (i) use of a superseded or altered release of the Product or Document if such infringement would have been avoided by the use of a current unaltered release of the Product or Document; or,

                           (ii) the combination, operation, or use of the Product with programs or data not furnished by OWS if such infringement would have been avoided by the use of the Product without such other programs or data.

                  (d) REMEDIES. Following such infringement claim, OWS shall have the option, at its sole expense, to:

                           (i) modify the Products or Documents to be non-infringing;

                           (ii) obtain for Licensee a license to continue using the Products or Documents; or

                           (iii) if the foregoing are not commercially reasonable, terminate the license for the infringing Products and refund a portion of the license fees paid for such infringing Products, determined by pro-rating such fees over a five (5) year term. Such refund shall be equal to the product of such license fees paid times the fraction, the numerator of which is sixty (60) less the number of months such Products have been licensed hereunder, and the denominator of which is sixty (60).

                  (e) ENTIRE LIABILITY. This paragraph 10 states the entire liability of OWS for infringement.

         11.      WARRANTY.

                  (a) GENERAL. OWS warrants that the Products during the sixty
(60) day period from the date of the delivery of the Products to Licensee (hereinafter "Warranty Period") will perform substantially in accordance with the specifications as set forth in the scope of work.

                  (b) OBLIGATIONS OF OWS. If within the Warranty Period Licensee notifies OWS in writing of a failure of the Product to perform as warranted in any material respect and if OWS is able to reproduce such non-conformity, Licensee agrees that its sole and exclusive remedy and OWS's sole obligation is for OWS to do the following:


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                           (i)      use commercially reasonable efforts to
                                    correct the non-conformity;

                           (ii) if OWS is unable to provide necessary corrections promptly, provide a workaround for such non-conformity and provide an estimate of time at which it will be able to provide a correction; and

                           (iii) use commercially reasonable efforts to assist Licensee in repairing or recovering any Product related data that may have been damaged or lost as a result of such non-conformity. However, with respect to non-conformities that OWS reasonably determines are caused by third party components of the Products, its obligations are limited to using commercially reasonable efforts to procure corrective code or workarounds from the third party licensor to OWS and, upon receipt, promptly providing such corrections to Licensee.

                  (c) EXCLUSIONS. Non-conformities resulting from the following are excluded from the scope of OWS's obligations:

                           (i)      misuse or neglect;

                           (ii) failure to install or use the Products in accordance with the related Documents;

                           (iii) alteration or modification of the Products (excluding modifications made by any utility program provided by OWS); or

                           (iv) use with or on computers, peripherals, or operating system programs not approved by OWS.

                  (d) ALTERNATIVE. If, after a reasonable number of attempts, OWS is unable to correct the non-conformity of the Products, OWS or Licensee may elect to terminate the license granted pursuant to this Agreement (on a date not later than sixty (60) days after the expiration of the Warranty Period) and OWS's sole liability will be to refund to Licensee all license fees paid under this Agreement for such Products upon the return of the Products, Documents, and all copies, in whole or in part, thereof.

         12. EXCLUSION OF OTHER WARRANTIES. OWS does not warrant that the Products will meet Licensee's requirements, or will operate in combination with other programs that Licensee selects, or that the operation of the Products will be uninterrupted or error-free or that all non-conformities will be corrected. EXCEPT AS SET FORTH IN PARAGRAPHS 10 AND 11 ABOVE, THERE ARE NO WARRANTIES, REPRESENTATIONS, OR CONDITIONS OF ANY NATURE, EXPRESS OR IMPLIED, RESPECTING THE PRODUCTS AND DOCUMENTS, THEIR USE, OR ANY SERVICES TO BE PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING BY STATUTE OR OTHERWISE BY LAW OR FROM A COURSE OF DEALING OR USAGE OF THE TRADE.

         13.      LIMITATION OF LIABILITY.

                  (a) EXCEPT AS SET FORTH IN PARAGRAPH 10, IN NO EVENT SHALL OWS BE LIABLE TO LICENSEE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUE OR DATA, HOWEVER INCURRED, WHETHER IN AN ACTION IN CONTRACT OR IN TORT OR OTHERWISE, EVEN IF OWS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (b) Except as set forth in paragraph 10, the liability of OWS for damages hereunder shall in no event exceed the amount of fees paid by Licensee under this Agreement during the preceding twelve (12) months.

                  (c) The provisions of this paragraph 13 allocate the risks under this Agreement between OWS and Licensee. OWS's pricing reflects this allocation of risk and the limitation of liability specified hereunder.

         14. GOVERNING LAW; VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia. The parties consent to venue and jurisdiction of the applicable courts of the State of Georgia and the Federal District Court for the Northern District of Georgia for actions relating to this Agreement in addition to any other appropriate jurisdictions.

         15. FORCE MAJEURE. Neither party shall be responsible for delays nor failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but are not limited to, acts of God, strikes, walkouts, riots, acts of war, terrorist actions, epidemics, failure of suppliers to perform, governmental regulations, power failures, earthquakes, or other disasters.

         16. ARBITRATION. Any disputes arising under this Agreement shall be settled by binding arbitration between the parties hereto in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall be administrated by the Atlanta office of the American Arbitration Association.

         17. CONSENT TO BREACH NOT WAIVER. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent is in writing and signed by the party claimed to have waived or consented thereto. No consent by any party to, or waiver of, a breach by the other party shall constitute consent to, waiver of, or excuse of any other different or subsequent breach.

         18. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and,

                  (a) if mailed, shall be sent by prepaid certified or registered mail, return receipt requested, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof;

                  (b) if by facsimile, shall be followed on the same day by a written notice sent by prepaid certified or registered mail, return receipt requested, and shall have been deemed to have been received on the next business day following transmission and acknowledgment of receipt by the recipient's facsimile machine;

                  (c) if by hand delivery, the notice shall be deemed to have been received when delivered to the recipient, or if by overnight courier, in which event the notice shall be deemed to have been received upon delivery by such courier.

All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses

                  (a) If to Licensee, at the address above to the President's attention;

                  (b)      If to OWS:

                           OneWeb Systems, Inc., Attention: President
                           Suite 170
                           6195 Barfield Road
                           Atlanta, Georgia 30328

         Any party may change the person or addresses specified for notices by designating a new person or address by notice in accordance with this section.

         19. COMMENCEMENT OF ACTIONS. No action arising out of any claimed breach of this Agreement or the services to be provided hereunder may be brought by either party more than one (1) year after the cause of action has occurred except that a claim for payments due hereunder may be brought within the period of the statute of limitations.

         20. U.S. GOVERNMENT RESTRICTIVE RIGHTS. Use, duplication and disclosure by the U.S. Government, including any agency thereof, is subject to the restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7015(b) and 227.7202 and FAR-52.227.19 and 52.227-14(g)(2).

Contractor/Manufacturer is OWS at 6195 Barfield Road, Atlanta, Georgia 30328.

         21. ENTIRE AGREEMENT. This Agreement constitutes the complete and entire agreement between OWS and Licensee related to the subject matter herein. There are no verbal or written representations, inducements, promises or agreements upon which any party relied or which induced any party to enter into this Agreement which is not embodied herein. This Agreement may only be modified, amended or otherwise changed in writing signed by both parties. The terms of this Agreement will prevail and supersede any and all prior agreements, oral or written, pertaining to the subject matter herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

For Licensee
By: /s/ Thomas McMurrain                      Date: 12-8-99
Name:    Thomas McMurrain                     Title: President

OneWeb Systems, Inc.
By: /s/ George C. Welborn, Jr.          Date: 12-8-99
Name:    George C. Welborn, Jr.         Title: President


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                                    Exhibit A
                                  SCOPE OF WORK
                                  GLOBALETUTOR
Introduction

GlobaleTutor would like to establish an education related portal providing tutoring related content aimed initially at forth through eight grade students and their parents. This project consists of an interim registration site and public and password protected sections for the live site. The registration site and the live site will utilize the same graphic and interface design components. The visitor will be able to locate the available content for the grade, course and section they desire. The content will be offered in 5 available languages and cookies will be set to determine the default language. Limited personalization will be provided initially. The visitor will pay for use of this service on a fee per user per month basis. The site will allow the client's staff to manage the content and users of the site through the OneWeb BackDoor Administrative Interface.

GlobaleTutor Project Overview

Public Site

-  What we do - general information and examples about the services provided

-  Who we are - information about the organization, purpose, target audience

-  How to sign up (Registration) - Collect user and demographic information

-  FAQ's - frequently asked questions related to the costs and services provided

-  Sponsor Organizations - information and links to sponsor organizations

-  Contact us - provide address, phone and email contact information

-  Members Only - asks for user name and password

Password Protected Site

Identify appropriate tutorial content - Allow the visitor to locate the specific information they desire, grade, course, section, etc.

- Downloadable Content - provides the ability to download tutorial content. The content and specific navigational requirements will be included in the content development process.

- Assessment - delivers an educational assessment for parents and children. Creation of the assessment criteria is included in the content development process.

- Interactive On-line Content - Creation of the interactive content is included in the content development process.

- BackDoor - the administrative interface included with OneWeb Advantage that provides content and user administration capabilities.

-  Chat (Help) - allows users to exchange information in a live chat environment

-  Scoreboard - utilization reports or meter comparing use by language.

- Customer Service - provides for the user to change registration, discontinue service, contact customer service, provide feedback, etc.

-  Resources - provides text and links to additional resources such as books

- E-Commerce - Ability for users to sign up and securely pay for services - on-line

Items not Included in the GlobaleTutor Project

-  Interface to accounting system other than exported ASCII file

-  Banner Advertising - includes targeted display advertising and email related


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-  Reports on demographics - not yet defined
-  Development of assessment process
-  Development and population of tutorial content
-  Hardware and hosting services
-  On-going site and content maintenance services
-  Server Setup
-  Telephone Support

Capabilities and Functions of OneWeb Advantage(-TM-)

BackDoor Administrative Interface - The OneWeb Backdoor provides an administrative interface that allows non-technical personnel to maintain and expand the content of OneWeb Advantage sites. The general capabilities of the Backdoor Administrative Interface consist of the following:

General Preferences - Allows the system-wide definition of user and site preferences including company contact information, list publishing, etc.

Multiple Levels of Security - Provides the ability to assign users different rights and privileges in order to control who can access which sites and what each user can do within each site.

Text Publishing Maintenance - Allows for the modification of all text, articles, graphics, newsletters, corporate information, and links through the browser.

Catalog and Order Maintenance - Allows browser access to create, modify and maintain catalog contents including credit card verification and shopping cart capabilities. Complete order maintenance and reporting capabilities are provided to simplify e-commerce and catalog maintenance.

Database Maintenance - Allows browser access to modify database contents and reporting options.

Creation of Forms - Allows for forms to be easily created by non-technical staff and automatically creates the underlying databases as the form is created.

Create Reports - Allows for a wide variety of custom reports to be defined by the system administrator and the information presented to the appropriate users via dynamically created reports.

SQL Reports - Allows for the creation of reports based on information stored in existing SQL databases. This provides for the Web enabling of corporate information stored in ODBC compliant databases without undertaking costly extensive engineering projects. The information can be presented to the appropriate users dynamically through a user controlled reporting interface.

Image and Document Library - A complete library system is provided for maintaining all kinds of files and information. This includes the maintenance of images, documents, spreadsheets, PDF files, and multi-media files for use in the publishing interface.

List Management - Allows for simple maintenance of the complete navigational structure of the site.

Forums - Allows establishment of forums to facilitate exchange of ideas and information on specific topics between site visitors.


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                                    Exhibit B
                               Compensation Terms

The project development cost is $100,000.00 including the license fee, discovery, design, development, delivery, and project management costs as described below. Other additional costs, if applicable, are also included below.

B-1      License Fees

A one-time License fee of $40,000 for OneWeb is included in the cost of this project as outlined in Exhibit A. If in the future additional projects require additional sites created or additional instances of OneWeb to be installed, additional licensee fees will be required.

Licensee may modify the scope of the Custom Modifications but all modifications must be authorized in writing and the Licensee agrees to pay for all custom modifications made on the behalf of the Licensee whether or not the requested custom work performed by OWS is used. It is understood by both parties that any modification of the scope will have an impact upon the project's delivery schedule and that both parties will work to minimize the impact on the project's delivery schedule.

License Fee: $ 40,000.00

B-2      Discovery Fees

The first phase in the OneWeb Systems Development Process is the Discovery Meeting. The purpose of this meeting is to clarify and document design, navigational and functional requirements before work on the project begins. A OneWeb Systems Project Manager, Developer and Designer will meet with you to ensure a clear understanding of business needs and project goals. Data collected in this meeting will be used to develop a detailed site map.

Discovery Fee: $ 5,000.00

B-3      Design Fees

The Design Phase begins upon approval of Discovery. The purpose of the Design Phase is to develop final site design and navigation.

Design is a collaborative process between the customer and a Designer. The Design Phase begins with a meeting between the customer and the Project Manager. Topics discussed in this meeting are site "look and feel", navigation and business requirements. This is a creative session. Any preconceived or preexisting graphical concepts that the customer has will be considered for incorporation into the site design. Customer expectations should allow for a minimum two-week Design phase. This phase will be longer if corporate image and branding, character development or animation is a project requirement. The Designer develops initial sketches from input received in the Design meeting.

Upon customer approval of initial sketches, the Designer develops design "comps." The customer has the opportunity to select from these design choices and make adjustments to the design as needed. The Designer will then develop a final site design from the customer's selection.


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The Design Phase concludes when the customer showing acceptance of the final design signs the OneWeb Systems Design Approval form. Changes to the design from this point forward are mutually agreed upon by OneWeb Systems and the customer and are documented using the OneWeb Systems Change Control form.

Design Phase Deliverables include:

-  Design Meeting
-  Initial Sketches
-  Three Design Comps
-  One Final Site Design

Design Fee: $25,000.00

B-4      Development Fees

The Development Phase begins upon approval of the final site design. During this phase the OneWeb Systems Development Team will enable the design including the required navigational elements and business functionality for the Web site using OneWeb Advantage(-TM-) software.

The OneWeb Systems Project Manager communicates with the Developer and at agreed upon project milestones, updates the customer on project status. Customer expectations should allow for a minimum four-week Development Phase, allowing adequate time for quality assurance. The actual length of the Development Phase is dependent on project complexity. Custom development or integration of a third-party product will also add to project complexity.

Upon completion of the Development Phase deliverables, the OneWeb Systems Project Manager will work with the customer to confirm all project requirements have been met. The Development Phase concludes when the customer accepts the final design by signing the OneWeb Systems Development Approval form. Changes to the site functionality from this point forward are mutually agreed upon by OneWeb Systems and the customer and are documented using the OneWeb Systems Change Control form.

Development Phase Deliverables include:
-  Working Prototype of Client Web Site
-  Activation of All Required Site Functionality
-  Custom Development and Integration of Third Party Products (if required)
-  Complete and Functional Final Web Site

Development Fee: $ 10,000.00

B-5      Delivery Fees

The Delivery Phase begins upon receipt of the signed Development Approval Form. During this phase the customer will receive training on the operation of their site and on the use of OneWeb Advantage(-TM-) software.


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All proprietary information supplied by the customer to aid in creation of the site will be returned to the customer. Final hardware configuration and installation at the customer site will take place, or hosting at OneWeb Systems will begin, upon completion of the Delivery Phase.

The Delivery Phase concludes when the customer showing acceptance of the delivery of project signs the OneWeb Systems Project Approval form. Changes to the site design or functionality from this point forward are mutually agreed upon by OneWeb Systems and the customer and are documented using the OneWeb Systems Change Control form.

Delivery Fee: $ 10,000.00

B-6      Project Management Fees

One (1) OneWeb Systems Project Manager will be assigned to your project upon acceptance of the "Terms" within this document. Their technical advice pertinent to the execution of this project is included in this proposal.

Project Management Fee: $ 10,000.00

B-7      Annual Maintenance Fee

OWS provides annual Maintenance Services for $8,000 which includes free upgrades as OneWeb is upgraded and access to technical support by your technical staff to assist in resolving any technical or interface issues that arise. The initial Annual Maintenance fee is payable upon delivery of site and will be billed each year during the month the software was delivered. Licensee is not expected to pay the next Annual Maintenance fee until March 1, 2001.

Annual Maintenance Fee: $ 8,000.00

B-8      Training Services

All training to be provided by an third party firm. Any training services provided by OWS will be billed in accordance with the then current price schedule for training.

B-9      Technical Support

No technical support for end users is provided under the terms of this Agreement. Should the Licensee desire additional technical support services for its agents or clients, OWS will negotiate the fees and responsibilities for the additional services separately.

B-10     Payment Terms

Upon execution of this agreement, $ 70,000.00 of the Total Project Cost is due. $ 5,000.00 of the Total Project Cost is due upon completion of the Registration Site. At delivery of Final Site, the remaining $25,000.00 of the Total Project Cost plus annual Software License Maintenance is due. Any additional work entered into and agreed upon by both parties is due 30 days after invoicing.


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B-11     Payment Schedule


task                              12/06/1999     01/01/2000      03/01/2000
                               ----------------------------------------------
license fee                       Included
                               ----------------------------------------------
discovery                         Included
                               ----------------------------------------------
Design                            Included       included        included
                               ----------------------------------------------
Development                       included       included        included
                               ----------------------------------------------
Delivery                                                         included
                               ----------------------------------------------
Project management                included       included        included
                               ----------------------------------------------
Maintenance (annual)                                             included
                               ----------------------------------------------

                               ----------------------------------------------
Total project cost                $70,000.00     $5,000.00       $33,000.00
                               ----------------------------------------------

B-12              Additional Work

Any work not covered within this proposal will be entered into as separate agreement or project and priced either on a project basis or on the then current OneWeb Systems hourly rate. Our current hourly rate is $200.